Exhibit 10.1
                                                              EXECUTION VERSION

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 2, 2006, among Level 3 Communications, Inc., a Delaware corporation ("Parent") and Cheshire Holding Corp., as agent (the "Stockholders' Agent") for the securityholders of the Looking Glass Networks Holding Co., Inc., a Delaware corporation (the "Company").


                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Parent, Eldorado Acquisition One, Inc., a Delaware corporation ("Merger Sub"), the Company and the Stockholders' Agent are parties to a Agreement and Plan of Merger, dated as of June 2, 2006 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

     WHEREAS, in connection with the Merger, certain stockholders of the Company will receive an aggregate of 21,300,779 shares (such shares, the "Shares") of common stock, par value $0.01 per share of Parent ("Parent Common Stock"), including 2,674,795 shares to be held in escrow pursuant to the Escrow Agreement;

     WHEREAS, it is a condition to consummation of the Merger that Parent enter into this Agreement providing for the registration of the shares of Parent Common Stock to be received by certain stockholders of the Company in the Merger;

     WHEREAS, the Stockholders' Agent was appointed by the Selling Stockholders pursuant to that certain Consent, Waiver and Appointment of Stockholders' Agent, dated as of June 2, 2006, among the Stockholders' Agent, the Company and other parties named therein (the "Consent") and pursuant to the Consent, the Stockholders' Agent was authorized to enter this Agreement on behalf the Selling Stockholders; and

     WHEREAS, Parent is willing to prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") with respect to the Shares and to maintain the effectiveness of such registration statement, upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

     SECTION 1. Definitions. All terms used in this Agreement which are defined in the Merger Agreement shall have the meanings specified in the Merger Agreement unless the context otherwise requires.

     SECTION 2. Registration of the Shares.

     2.1 Shelf Registration Statement. As soon as reasonably practicable after the date hereof and in any event within five (5) business days following the consummation of the Acquisition, Parent shall prepare and file with the SEC a shelf registration statement, relating to the offer and sale by the Stockholders receiving Shares in the Merger (including the Escrow

Agent) (the "Selling Stockholders") at any time and from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act and in accordance with this Agreement, of all the Shares (the "Registration Statement"). If, at the time of filing of the Registration Statement, the Registration Statement is eligible to become effective upon filing pursuant to Rule 462(e) (or any successor rule) under the Securities Act, Parent shall file the Registration Statement as an automatic shelf registration statement pursuant to such rule. If the Registration Statement is not so eligible to become effective upon filing, Parent shall use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable (with such date on which the Registration Statement becomes effective referred to as the "Effective Date"). Promptly (i) upon the filing thereof in the case of an automatic shelf or (ii) upon oral receipt of an order of the SEC declaring the Registration Statement effective, Parent shall deliver to the Stockholders' Agent a copy of such Registration Statement and any amendments thereto together with an opinion of counsel representing Parent for the purposes of such Registration, in form and substance reasonably acceptable to the Stockholders' Agent, addressed to the Stockholders' Agent, in such capacity as a representative of the Stockholders receiving Shares in the Merger, including, confirming that the Registration Statement is effective and that all of the Shares have been duly registered and, subject to the transfer restrictions contained in this Agreement, are freely transferable and that all of the shares have been admitted for listing on the NASDAQ Stock Market.

     2.2 Adjustment. If at any time the Shares as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of Shares for all purposes under this Agreement.

     SECTION 3. Maintenance of Registration Statement and Prospectuses.

     3.1 Parent shall use its reasonable best efforts to keep the Registration Statement and the prospectus contained therein (as amended or supplemented from time to time, the "Prospectuses" and each a "Prospectus") continuously effective until the Termination Date (as defined below). In the event the Registration Statement cannot be kept effective for such period, Parent shall use its reasonable best efforts to prepare and file with the SEC and have declared effective as promptly as practicable and in any event within ten (10) business days following the date on which the Registration Statement was no longer effective another registration statement on the same terms and conditions as the initial Registration Statement and such registration statement shall be considered the Registration Statement for purposes hereof. Parent shall furnish to the Stockholders' Agent such number of copies of a Prospectus in conformity with the requirements of the Act, and an electronic copy of the Prospectus to facilitate the disposition of the Shares owned by the Selling Stockholders.

     3.2 Parent shall advise the Stockholders' Agent promptly in writing when the Registration Statement, or any post-effective amendment thereto, has been declared effective by the SEC. Parent shall advise the Stockholders' Agent in writing of the receipt by Parent of any stop order from the SEC suspending the effectiveness of the Registration Statement, and if at any time there shall be a stop order suspending the effectiveness of the Registration Statement,



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Parent shall use its reasonable best efforts to obtain promptly the withdrawal of such order. Parent shall advise the Stockholders' Agent promptly in writing of the existence of any fact and the happening of any event that makes any statement of a material fact made or incorporated by reference in the Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in the Registration Statement or Prospectus in order to make the statements therein not misleading and in such event Parent shall prepare and file with the SEC, as soon as reasonably practicable, an amendment to such Registration Statement or an amendment or supplement to such Prospectus or a Current Report on Form 8-K, as the case may be, so that, as so amended or supplemented, such Registration Statement and such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. Upon receipt of such written advice, the Stockholder's Agent shall cause the Selling Stockholders to discontinue and refrain from making any sales of Shares by use of such Registration Statement or such Prospectus, until such time as Parent advises the Stockholders' Agent that such Registration Statement or such Prospectus no longer contains an untrue statement or omission of a material fact.

     3.3 The Stockholders' Agent shall furnish to Parent such information regarding the Selling Stockholders and the distribution of the Shares as Parent may from time to time reasonably request in writing in order to comply with the Securities Act. The Stockholders' Agent shall notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished by such party to Parent or of the happening of any event in either case as a result of which any Prospectus relating to the Registration Statement contains an untrue statement of a material fact regarding such party or the distribution of such Shares, or omits to state any material fact regarding such party or the distribution of such Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to Parent any additional information required to correct or update any previously furnished information or required so that such Prospectus shall not contain, with respect to such party or the distribution of such Shares an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     3.4 Notwithstanding anything to the contrary contained herein, for a period not to exceed forty-five (45) consecutive calendar days and not to exceed seventy (70) aggregate calendar days in any twelve-month period (each a "Black Out Period"), Parent will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in a registration statement pursuant to this Agreement, make any other filing with the SEC required pursuant to this Agreement, cause any registration statement or other filing with the SEC to become effective, or take any similar action, and any and all sales of Shares by the Selling Stockholders pursuant to an effective registration statement shall be suspended:
(i) if an event has occurred and is continuing as a result of which any such registration statement or prospectus would, in Parent's good faith judgment after consultation with outside counsel, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) if Parent notifies the Stockholders' Agent that such actions would, in Parent's good faith judgment after consultation with outside counsel, require the disclosure of

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material non-public information which the Board of Directors of Parent has determined would be seriously detrimental to Parent to disclose and which Parent would not otherwise be required to disclose or (iii) if Parent notifies the Stockholders' Agent that, in Parent's good faith judgment after consultation with outside counsel, it is necessary to suspend sales of Shares by the Selling Stockholders, to facilitate a pending or proposed public or Rule 144A offering by Parent of Parent Common Stock or Common Stock Equivalents (as defined below), provided, however, that any such suspension of sales of Shares pursuant to clause (iii) shall be not longer than twenty-one (21) consecutive calendar days, provided, further, that no such suspension of sales of Shares pursuant to clause
(iii) may occur during the five (5) trading day period following the Effective Date. Upon the termination of the condition described in clauses (i), (ii) or
(iii) above, Parent shall promptly give written notice to the Stockholders' Agent and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement or amendment required to be furnished pursuant to this Agreement, make any other filing with the SEC required of it or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Shares as contemplated by this Agreement. For purposes of this Agreement, "Common Stock Equivalents" shall mean any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Parent Common Stock and securities convertible or exchangeable into Parent Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of any future event. All calendar days prior to the Termination Date in which the Registration Statement is not kept continuously effective (whether in accordance with the provisions of Section 3.1 or otherwise) shall count against the permissible Black Out Periods specified in this Section 3.4.

     3.5 Parent shall take all actions necessary to execute such documents and cause all of the Shares to be admitted for listing on the NASDAQ Stock Market, which listing shall be effective on the Effective Date.

     SECTION 4. Blue Sky. In connection with the registration under Section 2 hereof, Parent shall take all actions necessary to permit the resale by the Selling Stockholders of any Parent Common Stock under the blue sky laws of the several states, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4 be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

     SECTION 5. Expenses. All expenses incident to Parent's performance of or compliance with this Agreement will be borne by Parent, including, without limitation, all: (i) registration and filing fees and expenses; (ii) expenses of printing; (iii) fees and expenses of counsel for Parent; and (iv) fees and expenses of one counsel for the Selling Stockholders, provided, however, such fees pursuant to this clause (iv) shall not exceed $5,000. Notwithstanding the foregoing, Parent shall not be liable for and shall not pay any expenses or fees of more than one counsel for the Selling Stockholders or any commissions to be paid in connection with any sale of the Shares by the Selling Stockholders.



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     SECTION 6. Termination. The obligations of Parent hereunder, with respect to the Shares, shall terminate upon the earlier of (i) the date on which all Shares covered by the Registration Statement have been disposed of by the Selling Stockholders and (ii) the second anniversary of the Closing Date of the Merger. The date on which such obligations shall terminate shall be referred to as the "Termination Date."

     SECTION 7. Indemnification.

     7.1 Parent will, and does hereby agree to, indemnify and hold harmless each Selling Stockholder, and each of their directors, officers, employees and agents and each person controlling a Selling Stockholder with respect to any registration effected pursuant to this Agreement against all claims, losses, damages, and liabilities (or actions in respect thereto) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which a Selling Stockholder may become subject under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), or other federal or state law insofar as such claims, losses, damages or liabilities (or actions in respect thereto) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Shares, or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such party for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Parent by such party and stated to be specifically for use therein and provided further, that Parent shall only reimburse such parties for the fees and expenses of a single legal counsel for all such parties.

     7.2 The Selling Stockholders will, severally based on Shares sold pursuant to a registration effected pursuant to this Agreement, but not jointly, if Shares held by or issuable to such party are included in a registration effected pursuant to this Agreement, indemnify Parent, each of its directors and officers, each person controlling Parent and the officers and directors of each such controlling person against all claims, losses, damages, and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus included therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, and each such director, officer and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement or Prospectus, in reliance upon and in conformity with written information furnished to Parent by such party and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Stockholder under this Section shall be limited in an amount equal to the per share sales price (less any underwriting discounts and commissions) multiplied by the number of Shares sold by such party pursuant to the Registration Statement.



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     7.3 Each party entitled to indemnification under this Section 7 (the
"Indemnified Party") shall give written notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and after the Indemnifying Party assumes the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in the reasonable judgment of the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests between such Indemnified Party and the Indemnifying Party in such proceeding in which case such Indemnified Party shall have the right to employ separate counsel to participate in such defense at the expense of the Indemnifying Party; it being understood that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties provided, however, that the Indemnifying Party shall bear the expenses of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of more than one party by the same counsel would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

     7.4 If the indemnification provided for in subsection (a) or (b) of this
Section 7 is for any reason unavailable to an Indemnified Party with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each Indemnifying Party under any such subsection, in lieu of indemnifying such Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such claims, actions, demands, losses, damages, liabilities, cost or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Selling Stockholder shall be obligated to contribute pursuant to this subsection (d) shall be limited to an

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amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of Shares sold by such party pursuant to the Registration Statement which gives rise to such obligation to contribute (less aggregate amount of any damages which such party has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Shares). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Selling Stockholders under this paragraph will be several (based on Shares sold pursuant to a registration effected pursuant to this Agreement) and not joint.

     SECTION 8. Rule 144 Reporting. With a view to making available to the Selling Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, Parent agrees to use its best efforts to:

     8.1 comply, on a timely basis with all the reporting requirements of the Exchange Act, and comply with all other public information reporting requirements of the SEC as a condition to the availability of an exemption from the Securities Act under Rule 144 thereunder, as amended from time to time, or successor rule thereto, for the sale of Shares by the Selling Stockholders;

     8.2 provide, at Parent's expense, such opinion of counsel as may be reasonably requested by the transfer agent for the Shares in connection with each sale of Shares pursuant to an exemption from the registration requirements of the Securities Act (under Rule 144 thereunder, as amended from time to time, or successor rule thereto or otherwise) or otherwise, so long as the Selling Stockholders have furnished to counsel documentation reasonably acceptable to such counsel related to the transfer and the Shares; and

     8.3 whenever the Selling Stockholders are able to demonstrate to Parent that the provisions of Rule 144(k) (or any successor rule) under the Securities Act are available to them and have furnished to Parent such documentation in connection therewith as Parent may reasonably request, provide, at Parent's expense, new certificates that do not bear a restrictive legend.

     8.4 so long as the Selling Stockholder owns any Shares, furnish to the Stockholders' Agent forthwith upon request, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents as such party may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Shares without registration; provided that such reports are not otherwise available to the Stockholder's Agent on the SEC's Edgar web site or Parent's web site.

     SECTION 9. Amendments. This Agreement may not be amended without the written consent of Parent and (i) the Selling Stockholders owning at least two-thirds (2/3rds) of the aggregate of the Shares, or (ii) the Stockholders' Agent.

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     SECTION 10. Miscellaneous.

     10.1 Benefits of Agreement. Except as otherwise provided herein, nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, any legal or equitable right, remedy or claim under any covenant, condition or provision contained in this Agreement being for the sole benefit of the parties hereto.

     10.2 Successors and Assigns. This Agreement shall be binding upon Parent and its successors and assigns and shall inure to the benefit of the Selling Stockholders and to the benefit of their successors and permitted assigns.

     10.3 Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by reputable national express courier or shipping cost prepaid, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; three business days after having been sent by registered or certified mail; and one business day after having been sent by express courier.

                  If to the Stockholders' Agent:

                           Cheshire Holding Corp.
                           c/o JPMorgan Chase Bank, N.A.
                           270 Park Avenue
                           New York, NY 10017
                           Attn:  Charles O. Freegood

                  Copy to (which shall not constitute notice):

                           Kirkland & Ellis LLP
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attn:  Jon A. Ballis

                  If to Parent:

                           Level 3 Communications, Inc.
                           1025 Eldorado Blvd.
                           Broomfield, CO 80021
                           Attn:  General Counsel

                  Copy to (which shall not constitute notice):

                           Willkie Farr & Gallagher LLP
                           787 Seventh Avenue
                           New York, New York 10019
                           Attn:  David K. Boston



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                  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  Counterparts.; Facsimile. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals

                  Severability. In the event any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Page Follows]





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<
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          LEVEL 3 COMMUNICATIONS, INC.


                             By: /s/ Robert M. Yates
                              Name: Robert M. Yates
                             Title: Senior Vice President, Assistant General Counsel and Assistant Secretary


                           CHESHIRE HOLDING CORP., in its capacity as
                                Stockholders' Agent and on behalf of
                                the Selling Stockholders


                                By: /s/ Charles O. Freedgood
                                Name:  Charles O. Freedgood
                                Title:  President

                 [Registration Rights Agreement Signature Page]